Exhibit 99.3

Offer to Holders

Of

Five-Year $1.30 Common Stock Purchase Warrants

Of

ProUroCare Medical Inc.

To temporarily modify the terms of the Warrants so that each Warrant holder who tenders Warrants for early exercise will receive, in addition to the shares of common stock purchased upon exercise, new three-year warrants to purchase an equal number of shares of our common stock at an exercise price of $1.30 per share.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 1:00 P.M., CENTRAL DAYLIGHT TIME, ON OCTOBER 30, 2009, UNLESS THE OFFER IS EARLIER WITHDRAWN OR EXTENDED.

September 25, 2009

To the Beneficial Owners of ProUroCare Warrants:

Enclosed for your consideration are the Offer Letter/Prospectus, dated September 25, 2009 (the “Offer Letter/Prospectus”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”). For a limited period of time, ProUroCare Medical Inc. (the “Company”) is offering to certain of its warrant holders the opportunity to receive new, three-year warrants upon the exercise of their existing warrants.  During the Offer Period, each Warrant holder who tenders Warrants for early exercise will receive, in addition to the shares of common stock purchased upon exercise, new three-year warrants to purchase an equal number of shares of our common stock at an exercise price of $1.30 per share (each, a “Replacement Warrant”). The Company may elect to redeem the Replacement Warrants at any time after the last sales price of the Company’s common stock equals or exceeds $4.00 for 10 consecutive trading days (in contrast to the $1.82 redemption trigger for the existing Warrants). The Company must provide 30 days’ prior written notice of its decision to redeem the Replacement Warrants, at $0.01 per warrant, during which time holders may choose to exercise the Replacement Warrants according to their terms rather than submitting them for redemption.

The Offer is being made to all holders of the Company’s 3,050,000 publicly traded warrants to purchase common stock , referred to as the “Public Warrants”. The Company is also offering pursuant to the Offer Letter/Prospectus 3,050,000 shares of its common stock for issuance upon exercise of the Public Warrants

The Offer is also being made to all holders of the Company’s unregistered warrants to purchase an aggregate of 3,058,381 shares of common stock, which warrants were issued on January 12, 2009 in a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to the automatic conversions of convertible debt (the “Private Warrants,” and together with the Public Warrants, the “Warrants”).  The terms of the Private Warrants are identical to the terms of the Public Warrants, but the Company has not registered the shares of common stock issuable upon exercise of the Private Warrants and will be able to issue such shares only if exemptions from the registration requirements of any applicable federal or  state securities laws are available. The Offer Letter/Prospectus is not an offer to sell or the solicitation of an offer to buy Company common stock issuable upon exercise of the Private Warrants.

The Offer is made for a period of twenty-five (25) business days, or until October 30, 2009 (the “Expiration Date”). at 1:00 P.M. Central Daylight Time, unless earlier withdrawn or otherwise extended by the Company (the “Offer Period”).  The Offer is not made to those holders who reside in states where an offer, solicitation or sale would be unlawful.

Investing in the Company’s securities involves a high degree of risk.  See “Risk Factors” on page 4 of the enclosed Offer Letter/Prospectus for a discussion of information that should be considered before tendering Warrants in this Offer.

You may tender some or all of your Warrants for early exercise.  If you tender Warrants, the tendered Warrants may be withdrawn before the Expiration Date and retained on their original terms, by following the instructions in the Offer Letter/Prospectus.  WARRANTS WHICH ARE NOT TENDERED, OR WHICH ARE TENDERED AND WITHDRAWN IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE OFFER LETTER/PROSPECTUS, WILL RETAIN THEIR CURRENT TERMS, INCLUDING THE CURRENT $1.30 EXERCISE PRICE AND EXPIRATION DATE OF JANUARY 7, 2014.

THE MODIFIED WARRANT TERMS ARE ONLY VALID DURING THE OFFER PERIOD. IT IS THE COMPANY’S CURRENT INTENT NOT TO CONDUCT ANOTHER OFFER TO PROMOTE THE EARLY EXERCISE OF THE WARRANTS, BUT THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE. THE COMPANY RESERVES ITS RIGHT TO REDEEM THE WARRANTS PURSUANT TO THEIR ORIGINAL TERMS, WHICH PROVIDE THAT THE WARRANTS MAY BE REDEEMED AT THE COMPANY’S DISCRETION AT A PRICE OF $0.01 PER WARRANT AT ANY TIME AFTER THE SALES PRICE OF THE COMPANY’S COMMON STOCK EQUALS OR EXCEEDS $1.82 PER SHARE FOR ANY 10 CONSECUTIVE TRADING DAYS. SHOULD THE COMPANY ISSUE A REDEMPTION NOTICE, WARRANT HOLDERS WOULD HAVE 30 DAYS IN WHICH TO EXERCISE THEIR WARRANTS.

If you want to tender your Warrants for early exercise in this Offer, please work through your broker and follow the instructions in this document and the related documents.  In addition, in the event Warrants you wish to exercise pursuant to the Offer are included as part of a Unit, you must instruct your broker in the accompanying instruction letter to separate the Units prior to exercise.

If you tender Warrants for early exercise, you may instruct your broker to withdraw your tendered Warrants before the Expiration Date and retain them on their original terms, by following the instructions in the Offer Letter/Prospectus.

Upon the terms and subject to the conditions of the Offer, the Company will accept for exercise Warrants validly tendered.  In all cases, Warrants will only be accepted for exercise pursuant to the Offer after timely receipt by Interwest Transfer Company, Inc. (the “Depositary”) of certificates for Warrants either physically or through the book-entry delivery, a properly completed and duly executed Letter of Transmittal or manually signed photocopy thereof (which your broker will complete on your behalf and in accordance with your instructions) and a certified bank check or wire transfer of immediately available funds in accordance with the amount of the purchase price of the common stock being acquired upon exercise of the Warrants tendered (which you should work with your broker to arrange).

Your broker is the owner of record of shares held for your account.  As such, your broker is the only one who can exercise and tender your Warrants, and then only pursuant to your instructions.  You are receiving the Letter of Transmittal for your information only; you cannot use it to exercise and tender Warrants your broker holds for your account, but you should review it to ensure that you and your broker have followed all instructions that are required for a valid tender of Warrants.

Please instruct your broker as to whether you wish to exercise any or all of the Warrants held for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.                                       The Offer is subject to certain conditions set forth in the section of the Offer Letter/Prospectus entitled “The Offer—Extension of Tender Period; Termination; Amendments; Conditions,” starting on page 18 thereof.

2.                                       The Offer and withdrawal rights will expire at 1:00 P.M., Central Daylight Time, on October 30, 2009, unless the Company earlier withdraws or extends the Offer.

3.                                       The Offer is to all holders of the Company’s 3,050,000 Public Warrants and 3,058,381 Private Warrants (except those holders who reside in states where an offer, solicitation or sale would be unlawful).

4.                                       If your Warrants are held as part of the Company’s outstanding Units, you must first instruct your broker to separate the Units before the Warrants can be exercised.

If you wish to have your broker exercise any or all of your Warrants, please so instruct it by completing, executing, detaching and returning to your broker the attached Instruction Form, along with a certified bank check or wire transfer of immediately available funds in accordance with the amount of the purchase price of the common stock being acquired upon exercise of the Warrants tendered, payable to Interwest Transfer Company, Inc., as Depositary and warrant agent.  If you authorize your broker to exercise your Warrants, it will exercise and tender all your Warrants unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested.  Your Instruction Form should be forwarded to your broker in ample time to permit it to submit a tender on your behalf before the Expiration Date of the Offer.  Please note that the Offer and withdrawal rights will expire at 1:00 P.M., Central Daylight Time, on October 30, 2009, unless the Offer is earlier withdrawn or extended by the Company.

The Offer is being made solely under the Offer Letter/Prospectus and related Letter of Transmittal and is being made to all record holders of Warrants.  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Warrants residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the Offer.  However, neither the Company’s management nor its Board of Directors, officers, or employees, nor the Depositary makes any recommendation to any Warrant holder as to whether to exercise or refrain from exercising any Warrants.  The Company has not authorized any person to make any recommendation.  You should carefully evaluate all information regarding the Offer and should consult your own investment and tax advisors to determine whether you want to exercise your Warrants and, if so, how many Warrants to exercise.  In doing so, you should read carefully the information in the Offer Letter/Prospectus and the Letter of Transmittal.

INSTRUCTION FORM WITH RESPECT TO

Offer to Holders

Of

Five-Year $1.30 Common Stock Purchase Warrants

Of

ProUroCare Medical Inc.

To temporarily modify the terms of the Warrants so that each Warrant holder who tenders Warrants for early exercise will receive, in addition to the shares of common stock purchased upon exercise, new three-year warrants to purchase an equal number of shares of our common stock at an exercise price of $1.30 per share.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 1:00 P.M., CENTRAL DAYLIGHT TIME, ON OCTOBER 30, 2009, UNLESS THE OFFER IS EARLIER WITHDRAWN OR EXTENDED.

The undersigned acknowledges receipt of your letter to clients and the enclosed Offer Letter/Prospectus, dated September 25, 2009 (the “Offer Letter”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the Offer by ProUroCare Medical Inc., a Nevada corporation (the “Company”), for a period ending on October 30, 2009, unless earlier withdrawn or extended, to the holders of the Company’s 3,050,000 publicly-traded warrants (the “Public Warrants”) and 3,058,381 unregistered warrants (the “Private Warrants,” and together with the Public Warrants, the “Warrants”).

The undersigned hereby instructs his, her or its broker to exercise the number of Warrants indicated below or, if no number is indicated, all Warrants the broker holds for the account of the undersigned, on the terms and subject to the conditions of the Offer.

☐            Please check if any or all of the undersigned’s Warrants are being exercised are part of a unit (consisting of one share of Company common stock and one Warrant, a “Unit”), which shall serve as acknowledgement that the undersigned instructs his, her or its broker to separate the Unit and undertake all actions necessary to allow for the exercise of the outstanding Warrants.

In participating in the Offer, the undersigned acknowledges that:  (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer Letter/Prospectus; (2) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (3) the future value of the Company’s common stock is unknown and cannot be predicted with certainty; and (4) the undersigned has received the Offer Letter/Prospectus.

1

The undersigned hereby instructs his, her or its broker to exercise the number of Warrants indicated below for the account of the undersigned:**

Certificate Numbers*	Number of Warrants Represented by Certificate	Number of Warrants Being Exercised

TOTAL WARRANTS EXERCISED:

*                         Need not be completed if warrants are being tendered through The Depositary Trust Company (“DTC”). Complete the far right column in all instances.

**                  Unless otherwise indicated, it will be assumed that all Warrants that can be exercised pursuant to the Offer and held by your broker for your account are to be exercised.

Signature(s):

Name(s):

(Please Print)

Taxpayer Identification Number:

Address(es):

(Including Zip Code)

Area Code/Phone Number:

Date:

2